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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2005

American Real Estate Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9516 (Commission File Number)	13-3398766 (IRS Employer Identification No.)
100 South Bedford Road, Mt. Kisco, NY (Address of principal executive offices)	10549 (Zip Code)

Registrant's telephone number, including area code: (914) 242-7700

N/A (Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

  Item 8.01    Other Events

        As a result of the reclassification of certain real estate and resorts to properties held for sale during the first quarter of 2005, we have reclassified the income and expenses of such properties to discontinued operations for the first quarter of 2005 and for all prior periods. These reclassifications had no effect on our reported net income or net income per limited partnership unit. Accordingly, we are providing updated information for the following: Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations, Financial Statements and Supplementary Data, Exhibits and Financial Statement Schedules, for the periods contained in our Annual Report on Form 10-K for the year ended December 31, 2004 ("Form 10-K"). All other items of the Form 10-K remain unchanged.

Section 9—Financial Statements and Exhibits

  Item 9.01    Financial Statements and Exhibits

        (c)    Exhibits

99.1	Item 6. Selected Financial Data of Form 10-K.
99.2	Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of Form 10-K.
99.3	Item 8. Financial Statements of Form 10-K.
99.4	Item 15. Exhibits, Financial Statement Schedules.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P. (Registrant)
By:	American Property Investors, Inc. General Partner
	By:	/s/ JOHN P. SALDARELLI John P. Saldarelli Vice President, Chief Financial Officer, Secretary and Treasurer

Date: June 20, 2005

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Exhibit Index

99.1	Item 6. Selected Financial Data of Form 10-K.
99.2	Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of Form 10-K.
99.3	Item 8. Financial Statements of Form 10-K.
99.4	Item 15. Exhibits, Financial Statement Schedules.

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SIGNATURES
Exhibit Index